Exhibit 10.24

ALBERTSONS COMPANIES, INC.

RESTRICTED STOCK UNIT PLAN

1. Purpose. The purpose of the Albertsons Companies, Inc. Restricted Stock Unit Plan (the “Plan”) is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of Albertsons Companies, Inc., a Delaware corporation (the “Company”) and its Subsidiaries (the “Company Group”) through awards of Restricted Stock Units and Tax Bonuses. The Plan was originally adopted by AB Acquisition LLC (“AB Acquisition”) as the “AB Acquisition LLC Phantom Unit Plan” effective as of March 2, 2015. In connection with the capital and asset restructuring of AB Acquisition and its Affiliates (the “Restructuring”) on December 3, 2017 (the “Restructuring Date”), pursuant to which AB Acquisition became a subsidiary of the Company, sponsorship of the Plan was transferred to, and assumed by, the Company. Effective on the Restructuring Date, the Plan was amended and restated to reflect the assumption of the Plan by the Company and related adjustments to outstanding “Phantom Units” granted under the Plan in accordance with the provisions of the Plan and renamed as the “Albertsons Companies, Inc. Phantom Unit Plan.” Effective upon the consummation of the initial public offering of Common Stock pursuant to an effective registration statement on Form S-1 that is filed by the Company with the U.S. Securities and Exchange Commission (the “Restatement Date”), the Plan is amended and restated to reflect the conversion of all outstanding Phantom Units under the Plan into Restricted Stock Units of the Company that will be settled in shares of Common Stock upon vesting and related adjustments in accordance with the provisions of the Plan. Effective as of the Restatement Date, the Plan is renamed as the “Albertsons Companies, Inc. Restricted Stock Unit Plan.”

2. Definitions. When used herein, the following terms shall have the following meanings.

“Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.

“Affiliate” means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Award” means an award granted prior to the Restatement Date that, on the Restatement Date, has been converted into an award for the Restricted Stock Units and, if applicable, Tax Bonuses, under and subject to the terms and conditions of an Award Agreement and the Plan.

“Award Agreement” means, with respect to a Participant, the Award Agreement between the Company and such Participant.

“Board” means the Board of Directors of the Company.

“Cause” means, as determined by the Board or its designee, (i) commission of a felony by the Participant or a misdemeanor (excluding petty offenses) involving fraud, dishonesty or moral turpitude; (ii) the Participant’s failure (other than as a result of incapacity due to mental or physical impairment) to perform his or her material duties for the Company Group to the reasonable satisfaction of the Board or the managing board of any other member of the Company Group; (iii) acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company Group; (iv) the Participant’s breach of any material written policy of the Company Group applicable to the Participant; (v) the Participant’s failure to follow the lawful written directions of the Chief Executive Officer of the Company, the Board or the person to whom the Participant reports; (vi) conduct by the Participant in connection with the Participant’s duties that is fraudulent, grossly negligent or otherwise materially injurious to the Company Group; or (vii) breach of restrictive covenants under which the Participant is subject; provided, that, in the event that the Participant is subject to an Employment Agreement that contains a definition of “cause,” “Cause” under the Plan shall have the meaning set forth in such Employment Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth in Section 1.

“Company Group” has the meaning set forth in Section 1.

“Disability” means a determination by the Board in accordance with applicable law that as a result of a physical or mental injury or illness, the Participant is unable to perform the essential functions of the Participant’s job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days; or (ii) one hundred eighty (180) days in any one (1) year period; provided, that, in the event that the Participant is subject to an Employment Agreement that contains a definition of Disability, “Disability” under the Plan shall have the meaning set forth in such Employment Agreement.

“Employment Agreement” means an agreement between a Participant and a member of the Company Group which sets forth the terms and conditions to employment of the Participant, or the retention of the Participant as a director or consultant, by such member of the Company Group.

“Fair Market Value” means, with respect to a share of Common Stock, on a particular date (i) the closing price of Common Stock as reported by the New York Stock Exchange (or other securities exchange or national market system as may at the applicable time be the principal market for the Common Stock), or if there is no trading of Common Stock on such date, such price on the next preceding date on which there was trading in such shares or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Administrator, in its sole discretion, shall determine in good faith using a reasonable method in accordance with Section 409A of the Code.

“Participant” means only those employees, directors and consultants of the Company Group who were notified in writing by the Administrator prior to the Restatement Date that they have been selected to participate in the Plan.

“Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of shares or similar equity interests of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

“Plan” has the meaning set forth in Section 1.

“Restatement Date” has the meaning set forth in Section 1.

“Restricted Stock Unit” means a notional unit representing the right to receive one share of Common Stock in accordance with the terms and conditions of the Award Agreement.

“Subsidiary” means, with respect to any Person, any corporations, partnerships, business trusts, joint stock companies, associations, limited liability companies or other business entities of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation, a majority of the partnership, membership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation if such Person or Persons shall be allocated a majority of the partnership, association or other business entity gains or losses or shall be or control the managing director, manager, a general partner or the trustee of such partnership, limited liability company, business trust, joint stock company, association or other business entity.

“Tax Bonus” means a bonus as may be included as part of an Award pursuant to Section 7 and the terms of an Award Agreement.

3. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan and/or any Award Agreement, the Administrator shall have the authority to:

(a) establish from time to time regulations for the administration of the Plan, interpret the Plan, accelerate the payment of an Award, waive any conditions with respect to an Award (including vesting), delegate in writing administrative matters to committees of the Board or to other persons, as appropriate, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan; and

(b) make calculations or determinations related to any Award, including, without limitation the achievement of performance criteria.

All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties. With respect to Awards granted to a Participant who is a nonemployee director, the Plan shall be administered by the full Board and any references to the Administrator shall be deemed to be references to the full Board.

4. Participation. No new Awards shall be granted under the Plan on or after the Restatement Date.

5. Common Stock Subject to the Plan. The maximum number of shares of Common Stock available to be issued by the Company under the Plan shall be the number of shares of Common Stock subject to Awards on the Restatement Date, and such number of shares of Common Stock shall be reserved for Awards granted under the Plan. If any Award granted under the Plan shall be canceled or expire, the shares of Common Stock underlying such Award shall no longer be available for Awards under the Plan.

6. Terms and Conditions of Awards.

(a) Vesting. An Award shall vest at such time and upon such terms and conditions as determined by the Administrator and set forth in an Award Agreement.

(b) Transferability of Awards. No Award granted by the Company under the Plan shall be transferable other than by will or by the laws of descent and distribution except in accordance with the Plan and any applicable Award Agreement.

(c) Lock-Up Agreement. Upon the issuance by the Company of shares of Common Stock to a Participant in accordance with the terms and conditions of the applicable Award Agreement and the Plan, the Company may require the Participant to become a party to any applicable lock-up agreement. Accordingly, the execution of any such lock-up agreement shall be a condition precedent to the right to receive any such shares of Common Stock.

7. Tax Bonus. If a Participant’s Award includes a right of the Participant to receive a Tax Bonus in addition to Restricted Stock Units, the amount of the Participant’s Tax Bonus shall be equal to four percent (4%) of the Fair Market Value of the Participant’s vested shares of Common Stock then being delivered to the Participant. The Tax Bonus shall be paid to the Participant in cash, Common Stock or a combination thereof as determined by the Administrator in its sole discretion.

8. Termination of Employment or Services. Unless otherwise provided in an Award Agreement:

(a) Unvested Award. In the event that the Participant’s employment with or services as a director or consultant for the Company Group is terminated for any reason, any unvested portion of any Award, including any right to any future Tax Bonus, if applicable, shall be immediately forfeited without the payment of consideration.

(b) Vested Award. In the event that the Participant’s employment with or services as a director or consultant for the Company Group is terminated by the Company Group for Cause, any vested but unpaid portion of an Award, and any right to a future Tax Bonus, shall be immediately forfeited without the payment of consideration.

9. Adjustments. In the event of any change in the capital structure of the Company by reason of any reorganization, recapitalization, merger, consolidation, spin-off, reclassification, combination or any transaction similar to the foregoing that occurs following the Restatement Date, the Administrator shall make such substitution or adjustment, if any, as it deems to be equitable in its reasonable business judgment, to (i) the number of Restricted Stock Units or shares of Common Stock, or the number or kind of other equity interest and/or (ii) any other affected terms of Awards.

10. Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Relationship. Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to continue such Participant’s relationship with the Company Group, nor shall it give any employee the right to be retained in the employ of the Company Group, or interfere in any way with the right of the Company Group to terminate any Participant’s employment or relationship, as the case may be, at any time with or without Cause, subject to any existing Employment Agreement.

11. No Claim or Right Under the Plan. No employee, director or consultant of the Company Group shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Award, to be granted any additional Award. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12. Listing and Qualification of Common Stock. The Plan, the grant of Awards thereunder, and the obligation of the Company to allot, and issue or deliver Common Stock in respect of such Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency, as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock until completion of any qualification of such Common Stock under any state or Federal law, rule or regulation, or the rules or regulations of any national securities exchange, as the Company may consider reasonably appropriate, and may require any Award holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations. Certificates representing Common Stock may bear such legend as the Company may consider appropriate under the circumstances.

13. Taxes. The Company shall withhold, or cause to be withheld, the amount of any required Federal, state, local and other taxes applicable to any Award.

14. No Liability of Administrator. No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Administrator or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each such member and each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless such act arises out of such person’s own fraud or willful misconduct.

15. Amendment or Termination. The Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that (i) no amendment, suspension, or termination, without the consent of the affected Participant, shall affect adversely any then issued and outstanding Award, and (ii) no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law, rule or regulation shall be effective unless such amendment or other action shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding any terms of the Plan to the contrary, the Plan may be amended or modified by the Administrator at any time to the extent necessary to prevent noncompliance with Section 409A of the Code.

16. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

17. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without reference to conflict of laws principles.

18. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19. Effective Date. The Plan was originally effective as of March 2, 2015, and is hereby amended and restated effective on the Restatement Date. Notwithstanding any provision of the Plan to the contrary, the amendment and restatement of the Plan as set forth herein is subject to, and conditioned on, the consummation of the initial public offering of Common Stock pursuant to an effective registration statement on Form S-1 that is filed by the Company with the U.S. Securities and Exchange Commission.